Exhibit 99(i)

                  MISSISSIPPI POWER & LIGHT COMPANY
                         STATEMENT OF INCOME
                  Twelve Months Ended June 30, 1995
                           (In Thousands)
                             (Unaudited)


Operating Revenues:                                             $864,315
                                                                --------
Operating Expenses:
 Operation and maintenance:
   Fuel and fuel-related expenses                                163,488
   Purchased power                                               240,149
   Other operation and maintenance                               151,893
 Depreciation and amortization                                    37,570
 Taxes other than income taxes                                    44,310
 Income taxes                                                     18,892
 Amortization of rate deferrals                                  109,737
                                                                --------
           Total                                                 766,039
                                                                --------
Operating Income                                                  98,276
                                                                --------
Other Income (Deductions):
 Allowance for equity funds used
   during construction                                             1,167
 Miscellaneous - net                                                (512)
 Income taxes                                                      3,945
                                                                --------
           Total                                                   4,600
                                                                --------
Interest Charges:
 Interest on long-term debt                                       46,666
 Other interest - net                                              5,834
 Allowance for borrowed funds used
   during construction                                              (853)
                                                                --------
          Total                                                   51,647
                                                                --------
Net Income                                                        51,229

Preferred Stock Dividend Requirements and Other                    6,845
                                                                --------
Earnings Applicable to Common Stock                              $44,384
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